THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT TRENDS
(Unaudited, Millions of Dollars)

			Segment Profit
	Net	Segment	as a Percent
	Sales	Profit	of Net Sales
First Quarter 2006
Construction & DIY	$410.6	$57.9	14.1%
Industrial	285.6	22.6	7.9%
Security	272.5	27.9	10.2%

Segment profit	$968.7	108.4	11.2%

Corporate overhead		(15.3)	-1.6%

Total		$93.1	9.6%

Second Quarter 2006
Construction & DIY	$430.4	$64.6	15.0%
Industrial	289.7	34.2	11.8%
Security	297.8	50.4	16.9%

Segment profit	$1,017.9	149.2	14.7%

Corporate overhead		(17.1)	-1.7%

Total		$132.1	13.0%

Third Quarter 2006
Construction & DIY	$445.8	$80.6	18.1%
Industrial	266.1	28.6	10.7%
Security	300.8	51.4	17.1%

Segment profit	$1,012.7	160.6	15.9%

Corporate overhead		(14.7)	-1.5%

Total		$145.9	14.4%

Fourth Quarter 2006
Construction & DIY	$437.1	$68.0	15.6%
Industrial	296.3	38.6	13.0%
Security	285.9	41.8	14.6%

Segment profit	$1,019.3	148.4	14.6%

Corporate overhead		(16.2)	-1.6%

Total		$132.2	13.0%

Full Year 2006
Construction & DIY	$1,723.9	$271.1	15.7%
Industrial	1,137.7	124.0	10.9%
Security	1,157.0	171.5	14.8%

Segment profit	$4,018.6	566.6	14.1%

Corporate overhead		(63.3)	-1.6%

Total		$503.3	12.5%

Full Year 2005
Construction & DIY	$1,680.8	$268.9	16.0%
Industrial	680.5	80.6	11.8%
Security	924.0	148.7	16.1%

Segment profit	$3,285.3	498.2	15.2%

Corporate overhead		(53.7)	-1.7%

Total		$444.5	13.5%